This Registration Statement shall also cover any additional shares of Common Stock which becomes issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

      The proposed maximum aggregate offering price is an estimate made solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low prices on October 20, 2001.

                               INTRODUCTORY STATEMENT

Camera Platforms International, Inc., a Delaware corporation, hereby files this registration statement on Form S-8 relating to up to 2,400,000 shares of our Common Stock issuable in connection with our 2001 Stock Option Plan (the "2001 Stock Option Plan"). Also, this registration statement is intended to register for reoffer and/or resale shares of common stock that may be acquired in the future under the 2001 Stock Option Plan by affiliates of Camera Platforms, as defined by Rule 405 under the Securities Act.

The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

                            REOFFER PROSPECTUS
                    CAMERA PLATFORMS INTERNATIONAL, INC.
                              Common Stock
                       Up to 2,400,000 Shares

This Prospectus relates to the resale of up to 2,400,000 shares of Common Stock ("Common Stock" or the "Securities") that may be acquired pursuant to our 2001 Stock Option Plan by affiliates of Camera Platforms and which may be offered for resale from time to time by, people named under "Selling Security Holders" on the over-the-counter Bulletin Board, where our Common Stock currently is quoted, or in negotiated transactions, at prices and on terms then available.

We will not receive any of the proceeds from the sale of our Common Stock except that we will receive funds from the exercise of options. We will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Security Holders will pay the other costs, if any, associated with any sale of the Securities.

Our Common Stock is quoted on the Over-The-Counter Bulletin Board under the symbol "CPFR." On October 10, 2001, the last reported sale price per share of our Common Stock, as quoted on the over the counter market, was $.05.

Our principal executive office is located at 10909 Vanowen Street,
N. Hollywood, CA  91603.

AN INVESTMENT IN THE SECURITIES INVOLVES RISKS. SEE THE RISK FACTORS BEGINNING ON PAGE 4.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ________________________

                   The date of this Prospectus is __, 2001.

                                TABLE OF CONTENTS
Available Information                                           2
Incorporation by Reference                                      2
Risk Factors                                                    3
Selling Security Holders                                        4
Use of Proceeds                                                 4
Plan of Distribution                                            4
Legal Matters                                                   5
Experts                                                         5
Position of the Commission Regarding Indemnification            5

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This Prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge a the principal office of the Commission in Washington, D.C.

We are subject to the informational requirements of the Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Commission The reports and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 11th floor, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                            INCORPORATION BY REFERENCE
The following documents previously filed by us with the Commission are incorporated in this Prospectus by reference:

   (1)	Annual Report, Form 10K as filed with the Commission on
            March 31, 2001;
   (2)	Quarterly Report, Form 10-Q/A for the quarterly period ended
            June 30, 2001 as filed with the Commission on October 31, 2001;
            and
   (3)	The description of our Common Stock contained in our registration statement under Section 12 of the Exchange Act of 1934 relating to our Common Stock, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this Prospectus is delivered upon a written or oral request to Camera Platforms International, Inc., 10909 Vanowen Street,

N. Hollywood, California 91605, Attn: Corporate Secretary, (818) 623-1700.

                                     RISK FACTORS

You should carefully consider the risks described below before making an investment in Camera Platforms. The risks and uncertainties described below are not the only ones facing Camera Platforms, and there may be additional risks that we do not presently know of or that we consider immaterial. All of these risks may impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.


We have a history of losses.

We have incurred operating losses since our inception and we expect to sustain additional operating losses in the future. Our operating losses are attributable to the developing nature of our business and have resulted primarily from:

  significant costs associated with the development of our products;

  marketing and distribution of our products; and

  minimal sales history of our recently developed products.

We cannot be certain that additional funds will be available when needed on satisfactory terms, if at all. Without additional funds, we will cease operating.

We cannot be certain of the amount of additional capital we will need.
Our future capital needs depend on many factors, including the success and timing of our development efforts; market acceptance of our products; the level of promotion and advertising required to launch our new products; changes in technology; and unanticipated competition. Without additional funds, we will cease operating.

Speculative Nature of Business.

The profits of an enterprise involved in the entertainment industry are generally dependent upon many variables. Our customer appeal depends upon factors, which cannot be reliably ascertained in advance and over which we have no control, such as unpredictable critical reviews and appeal to the public.

Government regulations and standards may harm our business and could increase our costs or reduce our opportunities to earn revenues.

Our future success is dependent upon our ability to retain key management.

Our success is dependent upon the continued services of our Chief Executive Officer and Chairman of the Board of Directors and upon the skills, experience and efforts of our key marketing and other management personnel. The loss of the continued services of any of these individuals could have a negative effect on our business.

Conflicts of Interest.

We have engaged in transactions with our management in the past, and we can be expected to engage in such transactions in the future. In each case, the transactions are approved by our Board of Directors and are considered to be fair to and in the best interests of Camera Platforms.

Competition.

We face competition in all aspects of our business. We compete for customers with other electronics and recreation companies, many of which have substantially greater assets and resources. Our ability to compete successfully in the future will depend on several factors, including:

  the cost effectiveness, quality, price, service and market acceptance of our products;
  response to the entry of new competitors or the introduction of new products by competitors;
  ability to keep pace with changing technology and customer requirements; and timely development or acquisition of new or enhanced products.


                            SELLING SECURITY HOLDERS

This Prospectus relates to possible sales by certain of our officers and directors of shares of our Common Stock purchased by them through the exercise of options of our Common Stock granted to them under our 2001 Stock Option Plan. The following table sets forth the name and position of each prospective
Selling Security Holder who is a director or executive officer of our company; the number of shares of Common Stock owned as of the date of this Prospectus, including shares which may be acquired pursuant to the exercise of outstanding options and warrants; the number of shares being offered and the number of shares and the percentage of all outstanding shares owned assuming the sale of all the shares covered by this Prospectus.

                        Shares Beneficially                          Shares Beneficially Owned
                      Owned Prior to Offering (1)      Number of            After Offering (2)
                                                        Shares
                                                         Being        Number of
Name                    Number           Percent        Offered        Shares       Percent(2)


Herbert Wolas            6,384,054 (3)     26.9%

Martin Perellis          6,384,054 (4)     26.9%

William O. Fleischman    5,403,168 (5)     22.7%

(1) As used herein, the term beneficial ownership is defined by Rule 13d (3) under the Securities Exchange Act of 1934 as consisting of sole or shared voting power and/or sole or shares investment power subject to community property laws where applicable.
(2) Based on 23,740,964 shares of our common stock outstanding as of October 10, 2001.
(3) Consists of (a) 5,934,054 shares owned by the Wolas Family Limited Partnership, Mr. Wolas' children and a trust for the benefit of his grandchild are the aggregate, and (b) 450,000 which would be issued upon the exercise of warrants issued to DOOFF LLC in the aggregate amount of 900,000 warrants. Mr. Wolas owns 50% of the membership interest in 35 CAMERA PLATFORMS INTERNATIONAL, INC. AND SUBSIDIARIES DOOFF LLC.
(4) Consists of (a) 5,934,054 shares owned by the Perellis 2000 Trust of which Mr. Perellis is the beneficiary and (b)450,000 which would be issued upon the exercise of warrants issued to DOOFF LLC in the aggregate amount of 900,000 warrants. Mr. Perellis owns 50% of the membership interest in DOOFF LLC.
(5) Mr. Fleischman's minor child is the owner of 70% of the outstanding of SAC, which owns 5,403,168 shares of the Company's common stock.

                                USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Securities offered hereby, except that we will receive funds from the exercise of options which funds will be used for working capital.

                             PLAN OF DISTRIBUTION

We are registering the Securities on behalf of the Selling Security Holders. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Securities will be borne by the Selling Security Holders (or their donees or pledgees). The decision to sell any Securities is within the discretion of the holder thereof, subject generally to our policies affecting the timing and manner of sale of common stock by our affiliates. There can be no assurance that any shares will be sold by Selling Security Holders.

We anticipate that any sales of the shares offered by this Prospectus by Selling Security Holders will be made to the public on the Over-The-Counter Bulletin Board where our Common Stock currently is quoted or on securities exchanges, through automated quotation systems or in other markets where our Common Stock may be quoted or traded, or in negotiated transactions. We anticipate that sales will be at prices current when the sales take place or at negotiated prices.

The Selling Security Holders may effect transactions by selling Securities directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or the purchasers of Securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Security Holders and any broker-dealers that act in connection with the sale of Securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities including liabilities arising under the Securities Act.

Because Selling Securities Holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act.

Selling Security Holders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144. There is no present plan of distribution.

                                   LEGAL MATTERS

Loeb & Loeb LLP has acted as our counsel in connection with this offering, including the validity of shares that may be offered by this prospectus.

                                      EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 1999 and 2000 included in this prospectus and Registration Statement have been audited, by Rose, Snyder & Jacobs. Their reports, copies of which are attached to this prospectus are included upon authority of Rose, Snyder & Jacobs as experts in accounting and auditing.

               POSITION OF THE COMMISSION REGARDING INDEMNIFICATION

Our Articles of Incorporation provide for indemnification of officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling us under the provisions described above, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

(a)	Annual Report, Form 10K as filed with the commission on March 31, 2001;

(b)	Quarterly Report, Form 10Q/A for the quarterly period ended June 30, 2001 as filed with the Commission on October 31, 2001;

(c)	The description of our  Common Stock contained in our registration statement filed with the Commission under Section 12 of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.     Description of Securities.

No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel.

Loeb & Loeb LLP has acted as our counsel in connection with this offering, including the validity of shares that may be offered by this prospectus.

Item 6.     Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director.
The Certificate of Incorporation of the Company, as amended and restated to date (the "Charter"), eliminates the personal liability of directors to the fullest extent permitted by the Delaware Law.

Section 145 of the Delaware Law ("Section 145"), in summary, empowers a Delaware corporation, with certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

Item 7.     Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

Exhibit No.
4.1                            2001 Stock Option Plan
5.1                            Opinion of Loeb & Loeb LLP (including consent)
23.1                           Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.2                           Consent of Rose, Snyder & Jacobs


Item 9.   Undertakings.

(1)  We undertake:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

          (iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply to the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act and that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(2) We also undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities
      Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, State of California, on the 31 day of October, 2001.

                                               CAMERA PLATFORMS, INC.

                                               __/s/ Martin Perellis___
                                               By:
                                               Martin Perellis
                                               Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                   Title                          Date

____/s/ Martin Perellis      Director, President and       October 31, 2001
      Martin Perellis        Chief Executive Officer

____/s/ Herbert Wolas____    Chairman of the Board and     October 31, 2001
   Herbert Wolas             Chief Financial Officer

____/s/ Rick Hicks_______    Director                      October 31, 2001
   Rick Hicks

____/s/ Michael Sayres __    Director                      October 31, 2001
   Michael Sayres

                                       EXHIBIT INDEX

Exhibit No.      Description                                          Page No.
4.1              2001 Stock Option Plan                                 13

5.1              Opinion of Loeb & Loeb LLP (including consent)         27
23.1             Consent of Loeb & Loeb LLP (included in Exhibit 5.1)   27

23.2             Consent of Rose, Snyder & Jacobs                       28


                                                                  Exhibit 4.1

                      CAMERA PLATFORMS INTERNATIONAL, INC.

                          2001 STOCK OPTION PLAN

     1.      Establishment, Purpose and Definitions.

            (a) The 2001 Stock Option Plan (the "Plan") of Camera Platforms
                International, Inc., a Delaware corporation (the "Company"), is hereby adopted. The Plan shall provide for the issuance of incentive stock options ("ISOs") and nonqualified stock options("NSOs") to purchase the common stock of the Company.

            (b) The purpose of this Plan is to promote the long-term success of the Company by attracting, motivating and retaining directors, officers and key employees and consultants of the Company and its Affiliates (as defined in subsection (d) below) (the "Participants")through the use of competitive long-term incentives which are tied to shareholder value. The Plan seeks to balance Participants' and stockholder interests by providing incentives to the Participants in the form of stock options which offer rewards for achieving the long-term strategic and financial objectives of the Company.

            (c) The Plan is intended to as defined in subsection (d) below provide a means whereby Participants may be given an opportunity to purchase shares of Stock (as defined in Section 3(a) below)of the Company pursuant to (i) options which may qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or (ii) NSOs which may not so qualify.

            (d) The term "Affiliates" as used in this Plan means, in the case of an ISO, parent or subsidiary corporations, as defined in
                Section 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan, and in all other cases, any entity whichis controlled by or which controls the Company.

     2.     Administration of the Plan.

           (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") or such other committee appointed by the Board to administer the Plan (the "Committee") or in the absence of a Committee, by the Board acting in such capacity. If the Board has not established a Committee, any reference herein to the Committee shall be to the Board.

           (b) The Committee may from time to time determine which Participants (each an "option holder") shall be granted options under the Plan, the terms thereof (including without limitation determining whether the option is an ISO and the times at which the options shall become exercisable), and the number of shares of Common Stock for which an option or options may be granted.

           (c) If rights of the Company to repurchase Stock are imposed, the Board or the Committee may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any rights of the Company to repurchase shares of such Stock or forfeiture restrictions.

           (d) If rights of the Company to repurchase Stock are imposed, the certificates evidencing such shares of Stock awarded hereunder, although issued in the name of the option holder concerned, shall be held by the Company or a third party designated by the Committee in escrow subject to delivery to the option holder or to the Company at such times and in such amounts as shall be directed by the Board under the terms of this Plan. Share certificates representing Stock which is subject to repurchase rights shall have imprinted or typed thereon a legend or legends summarizing or referring to the repurchase rights.

           (e) The Board or the Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Plan, as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all option holders under the Plan.

     3.     Stock Subject to the Plan.

           (a) "Stock" shall mean the Common Stock of the Company or such stock as may be changed as contemplated by Section 3(c) below. Stock shall include shares drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including without limitation shares repurchased by the Company in the open market.

           (b) The maximum number of shares of Stock as to which an Option may be granted to a single individual in any year shall not exceed 300,000 shares of Stock. Stock options awarded pursuant to the Plan which are forfeited, terminated, surrendered or cancelled for any reason prior to exercise shall again become available for grants under the Plan (including any option cancelled in accordance with the cancellation regrant provisions of Section 6(f) herein).

           (c) If there shall be any change in the Stock subject to the Plan, including Stock subject to any option granted hereunder, through merger, consolidation, recapitalization, reorganization, reincorporation, stock split, reverse stock split, stock dividend, combination or reclassification of the Company's Stock or other similar events, an appropriate adjustment shall be made by the Committee in the number of shares and/or the option price with respect to any unexercised shares of Stock. Consistent with the foregoing, in the event that the outstanding Stock is changed into another class or series of capital stock of the Company, outstanding options to purchase Stock granted under the Plan shall become options to purchase such other class or series and the provisions of this Section 3(c) shall apply to such new class or series.

           (d) The Company may grant options under the Plan in substitution for options held by employees of another company who become employees of the Company as a result of merger or consolidation. The Company may direct that substitute options be granted on such terms and conditions as deemed appropriate by the Board or the Committee.

           (e) The aggregate number of shares of Stock approved by the Plan may not be exceeded without amending the Plan and obtaining shareholder approval within twelve months of such amendment.


     4.     Eligibility.

            Persons who shall be eligible to receive stock options granted under the Plan shall be those Participants referred to in Section 1(b) above; provided, however, that (i) ISOs may only be granted to employees of the Company and its Affiliates and (ii) any person holding capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate shall not be eligible to receive ISOs unless the exercise price per share of Stock is at least 110% of the fair market value of the Stock on the date the option is granted.

     5.     Exercise Price for Options Granted under the Plan.

           (a) All ISOs will have option exercise prices per option share equal to the fair market value of a share of the Stock on the date the option is granted, except that in the case of any option granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate (a "Ten Percent Stockholder") the price shall be not less than 110% of such fair market value. The option exercise prices per option for NSOs shall be as determined by the Committee, provided that NSOs shall have an exercise price that is not less than 85% of such fair market value except that the exercise price shall be 110% of such fair market value in the case of NSOs granted to any Ten Percent Stockholder. The price of ISOs or NSOs granted under the Plan shall be subject to adjustment to the extent provided in Section 3(c) above.

           (b) The fair market value on the date of grant shall be determined based upon the closing price on an exchange on that day or, if the Stock is not listed on an exchange, on the average of the closing bid and asked prices in the Over the Counter Market on that day.

     6.     Terms and Conditions of Options.

           (a) Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement (the "Option Agreement") executed by the Company and the person to whom such option is granted.
               The Option Agreement shall designate whether the option is an ISO or an NSO.

           (b) The term of each ISO and NSO shall be no more than 10 years, except that the term of (i) each ISO issued to any person possessing more than 10% of the voting power of all classes of stock of the Company or any Affiliate and of (ii) each NSO issued to directors of the Company shall be no more than 5 years.

           (c) In the case of ISOs, the aggregate fair market value (determined as of the time such option is granted) of the Stock to which ISOs are exercisable for the first time by any individual during any calendar year (under this Plan and any other plans of the Company or its Affiliates if any) shall not exceed the amount specified in Section 422(d) of the Internal Revenue Code, or any successor provision in effect at the time an ISO becomes exercisable.

           (d) The Option Agreement may contain such other terms, provisions and conditions regarding vesting, repurchase or other similar provisions as may be determined by the Committee and not inconsistent with this Plan. If an option, or any part thereof, is intended to qualify as an ISO, the Option Agreement shall contain those terms and conditions which the Committee determine are necessary to so qualify under Section 422 of the Internal Revenue Code.

           (e) The Committee shall have full power and authority to extend the period of time for which any option granted under the Plan is to remain exercisable following the option holder's cessation of service as an employee or consultant, including without limitation cessation as a result of death or disability; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

           (f) The Committee shall have full power and authority to effect at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options under the Plan covering the same or different numbers of shares of Stock with the same or different exercise prices.

            g) As a condition to option grants under the Plan, the option holder agrees to grant the Company the repurchase rights as Company may at its option require and as may be set forth in the Option Agreement or a separate repurchase agreement.

           (h) Any option granted under the Plan may be subject to a vesting schedule as provided in the Option Agreement and, except as provided in this Section 6 herein, only the vested portion of such option may be exercised at any time during the Option Period. Options shall become exercisable at the rate of at least 20% per year over five years from the date the option is granted, subject to reasonable conditions such as continued employment. However, in the case of an option granted to officers, directors or consultants of the Company or any of its Affiliates, the option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its Affiliates. All rights to exercise any option shall lapse and be of no further effect whatsoever immediately if the option holder's service as an employee is terminated for "Cause" (as hereinafter defined). The unvested portion of the option will lapse and be of no further effect immediately upon any termination of employment of the option holder for any reason. Unless employment is terminated for Cause, the right to exercise an option in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise an option on the date employment terminates, shall be:

                        i. at least six months from the date of termination of employment if termination was caused by death or disability;

                        ii. at least 30 days from the date of termination if termination of employment was caused by other than death or disability; and

                        iii. but in no event later than the remaining term of
                             the option.

There shall be "Cause" for termination as set forth in any applicable employment or consulting agreement or specific stock option agreement, or, in the absence of such agreement, if (i) the option holder is convicted of a felony, (ii) the option holder engages in any fraudulent or other dishonest act to the detriment of the Company,(iii) the option holder fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) the option holder misappropriates trade secrets, customer lists or other proprietaryinformation belonging to the Company for the option holder's own benefit or for the benefit of a competitor, (v) the option holder engages in any willful misconduct designed to harm the Company or its shareholders, or
(vi) the option holder fails to perform properly assigned duties with a failure to cure after 20 days notice.

            (i) No fractional shares of Stock shall be issued under the Plan, whether by initial grants or any adjustments to the Plan.

     7.     Use of Proceeds.

            Cash proceeds realized from the sale of Stock under the Plan shall constitute general funds of the Company.

     8.     Amendment, Suspension or Termination of the Plan.

           (a) The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that (i) such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Stock is then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders. The Plan shall terminate on the earlier of (i) ten(10) years from July 1, 2001, (ii) the date on which no additional shares of Stock are available for issuance under the Plan, or(iii) ten years after the date the Plan is approved by the Company's stockholders.

           (b) No option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the option holder's consent, alter or impair any rights or obligations under any option granted under the Plan.

           (c) The Committee, with the consent of affected option holders, shall have the authority to cancel any or all outstanding options under the Plan and grant new options having an exercise price which may be higher or lower than the exercise price of cancelled options.

     9.    Assignability of Options and Rights.

           (a) Subject to Subparagraph (b), no Option issued under the Plan shall be assignable or transferable by an option holder other than by will or the laws of descent and distribution. An Option awarded to an option holder during such option holder's lifetime shall be exercisable only by an option holder or his or her guardian or legal representation.

           (b) Notwithstanding Subparagraph (a), in the case of an NSO, an option holder shall be permitted to transfer the Option to the option holder's spouse, adult lineal descendants, adult spouses of adult lineal descendants and trusts for the benefit of the option holder's minor or adult lineal descendants (a "Related Transferee") if the Option Agreement under which the Option is granted so specifies. If the Option is transferred to a Related Transferee pursuant to the preceding sentence, the Related Transferee shall, upon exercise of the Option, hold the Stock subject to all the provisions of the transferor's Option Agreement in the same manner as the transferor and shall execute and deliver to the Company such instruments as the Company shall require to evidence the same. option only upon payment by such person to the Company of the amount of any withholding tax required by applicable federal, state, local or foreign law.
               The Company shall not be required to issue any Stock to an option holder until such obligations are satisfied.

     10.   Payment Upon Exercise.

           Payment of the purchase price upon exercise of any option or right to purchase Stock granted under this Plan shall be made by giving the Company written notice of such exercise, specifying the number of such shares of Stock as to which the option is exercised. Such notice shall be accompanied by payment of an amount equal to the Option Price of such shares of Stock. Such payment may be (i) cash,
           (ii) by check drawn against sufficient funds, (iii) at the discretion of the Committee,by delivery to the Company of the option holder's promissory note, (iv) such other consideration as the Committee, in its sole discretion, determines and is consistent with the Plan's purpose and applicable law, or (v) any combination of the foregoing. Any Stock used to exercise options to purchase Stock (including Stock withheld upon the exercise of an option to pay the purchase price of the shares of Stock as to which the option is exercised) shall be valued in accordance with procedures established by the Committee. Any promissory note used to exercise options to purchase Stock shall be a full recourse, interest-bearing obligation secured by Stock in the Company being purchased and containing such terms as the Committee shall determine. If a promissory note is used to exercise options the option holder agrees to execute such further documents as the Company may deem necessary or appropriate in connection with issuing the promissory note, perfecting a security interest in the stock purchased with the promissory note and any related terms the Company may propose.
           Such further documents may include, without limitation, a security agreement and an assignment separate from certificate.
           If accepted by the Committee in its discretion, such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the option holder (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Stock and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased Stock plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased Stock directly to such brokerage firm in order to complete the sale transaction.

     11.   Withholding Taxes.

          (a) Shares of Stock issued hereunder shall be delivered to an option holder only upon payment by such person to the Company of the amount of any withholding tax required by applicable federal, state, local or foreign law. The Company shall not be required to issue any Stock to an option holder until such obligations are satisfied.

          (b) The Committee may, under such terms and conditions as it deems appropriate, authorize an option holder to satisfy withholding tax obligations under this Section

               11 by surrendering a portion of any Stock previously issued to the option holder or by electing to have the Company withhold shares of Stock from the Stock to be issued to the option holder, in each case having a fair market value equal to the amount of the withholding tax required to be withheld.

     12.  Corporate Transactions.

          (a) For the purpose of this Section 12, a "Corporate Transaction" shall include any of the following shareholder-approved transactions to which the Company is a party:

                         i. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation; or

                         ii. the sale, transfer or other disposition of all
                             or substantially all of the assets of the Company in liquidation or dissolution of the Company.

          (b) Upon the occurrence of a Corporate Transaction, if the surviving corporation or the purchaser, as the case may be, does not assume the obligations of the Company under the Plan, then irrespective of the vesting provisions contained in individual option agreements, all outstanding options shall become immediately exercisable in full and each option holder will be afforded an opportunity to exercise their options prior to the consummation of the merger or sale transaction so that they can participate on a pro rata basis in the transaction based upon the number of shares of Stock purchased by them on exercise of options if they so desire. To the extent that the Plan is unaffected and assumed by the successor corporation or its parent company a Corporate Transaction will have no effect on outstanding options and the options shall continue in effect according to their terms.

          (c) Each outstanding option under this Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder in connection with the consummation of such Corporate Transaction had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under this Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

          (d) The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     13.   Loans or Guarantee of Loans.

         (a) The Committee may, in its discretion, assist any option holder in the exercise of options granted under this Plan, including the satisfaction of any income and employment tax obligations arising therefrom by (i) authorizing the extension of a loan from the

              Company to such option holder, (ii) permitting the option holder to pay the exercise price for the Stock in installments over a period of years or (iii) authorizing a guarantee by the Company of a third party loan to the option holder. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be upon such terms as the Committee specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans, installment payments and guarantees may be granted with or without security or collateral (other than to option holders who are not employees, in which event the loan must be adequately secured by collateral other than the purchased Stock). However, the maximum credit available to the option holder may not exceed the exercise or the purchase price of the acquired shares of Stock plus any Federal and State income and employment tax liability incurred by the option holder in connection with the acquisition of such shares of Stock.

         (b) The Committee may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Committee may deem appropriate.

     14.   Regulatory Approvals.

           The obligation of the Company with respect to Stock issued under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Stock under the Plan until such time as any legal requirements or regulations have been met relating to the issuance of Stock, to their registration or qualification under the Securities Exchange Act of 1934, if applicable, or any applicable state securities laws, or to their listing on any stock exchange at which time such listing may be applicable.

     15.   No Employment/Service Rights.

           Neither the action of the Company in establishing this Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate or change the terms of such individual's employment or service at any time and for any reason, with or without cause.

     16.   Miscellaneous Provisions.

        (a) The provisions of this Plan shall be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to its rules concerning conflicts of law.

        (b) The provisions of this Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the option holders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

        (c) The option holders shall have no dividend rights, voting rights or any other rights as a stockholder with respect to any options under the Plan prior to the issuance of a stock certificate for such Stock.

        (d) With respect to grants to non-U.S. residents, options may be granted hereunder which may vary from the terms of the Plan but which are consistent with the terms hereof to the extent necessary or appropriate to comply with foreign laws including but not limited to tax laws.

        (e) The Company shall provide annual financial statements of the Company to each Participant holding an outstanding option under the Plan.

                       CAMERA PLATFORMS INTERNATIONAL, INC.
                           2001 STOCK OPTION PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT

                             GENERAL PROVISIONS

THIS AGREEMENT is made effective as of July 1, 2001 by and between Camera Platforms International, Inc., a Delaware corporation (the "Company"), and
 ________________________  director of the Company (the "Director"):


                                 WITNESSETH:

WHEREAS, the Company has determined to grant stock options to attract and retain the best available talent and to encourage the highest level of performance, all in accordance with the Company's 2001 Stock Option Plan (the "Plan").

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:


     1. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Director the right (the "Option") to purchase all or part of 300,000 shares of common stock of the Company (the "Common Stock), in the manner and subject to the conditions hereinafter provided. This option shall not be treated as an incentive stock option within the meaning of section 422 (b) of the Internal Revenue Code of 1986, as amended.

     2. Vesting Schedule. This Option shall vest one hundred percent (100%) (i.e. first be exercisable) upon execution hereof.

     3. Exercise Price. The purchase price of each share of Common Stock purchased pursuant to this Option shall be $0.11 per share (the "Option Price").

     4. Manner of Exercise. The Option may be exercised at any time, and from time to time, in whole or in part, however, the Option may not be exercised as to less than 1,000 shares at any one time (or the remaining shares then purchasable under the Option, if less than 1,000 shares) until the termination thereof as provided in Section
        5 below. The Option shall be exercised by giving the Company written notice directed to the Company, at the Company's principal place of business, addressed to the attention of the President, specifying the number of shares of Common Stock to be purchased and accompanied by payment of the Option Price therefor.

     5. Delivery of Common Stock Certificate. As soon as practicable after receipt of notice and payment referred to in Section 4 above, the Company shall deliver to the Director a certificate or certificates for such shares of Common Stock; provided, however, that the time of such delivery may be postponed by the Company for such period of time as the Company may require for compliance with any law, rule or regulation applicable to the issuance or transfer of shares of Common Stock.

     6. Expiration of Option. This Option shall not be exercisable in any event after the expiration of five years from the date of grant hereof, other than as set forth in Section 7 below.


     7. Termination of Option. Except as herein otherwise stated, the Option and all rights of the Director to purchase to the extent not heretofore exercised shall terminate upon the first to occur of the following dates:

       (a) If Director's membership on the Board terminates for cause or voluntarily by Director (other than by reason of mandatory retirement pursuant to the policy of the Board) not at the request of the Board, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three (3) month period, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership on the Board so terminates. For purposes of this Agreement, "cause" shall mean Director's gross negligence or willful misconduct in performance of his duties as a director, or Director's final conviction of a felony or of a misdemeanor involving moral turpitude.

        (b) If Director's membership on the Board terminates by reason of disability, this option may be exercised in full by Director
            (or Director's guardian or legal representative or Director's estate or the person who acquires this option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one (1) year following such termination.

        (c) If Director dies while a member of the Board, Director's estate, or the person who acquires this option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this option in full at any time during the period of one year following the date of Director's death.

     8. Purchase of Shares. The purchase of shares of Common Stock as to which this Option is exercised shall be paid in full at the time of exercise
        (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company shares of Common Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Common Stock. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this option in the event of

        Director's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

     9. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Director for federal or state income tax purposes that is subject to withholding, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Director fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Common Stock distributable to Director upon such exercise.

    10. Reclassification, Consolidation or Merger. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation occurring after the date hereof, as a result of which shares of any class of the capital stock of the Company shall be issued in respect of the then issued and outstanding Common Stock, or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of the capital stock of the Company, the person or persons so exercising the option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares of the capital stock of the Company which, if Common Stock (as authorized at the date hereof) had been purchased immediately prior to such event at the price per share set forth in Section 1 hereof, such person or persons would be holding at the time of such exercise; provided; however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional shares not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as set forth in Section 3 hereof.

    11. Rights Prior to Exercise of Option. This Option is not transferable by Director, except in the event of his/her death as provided in Subsection 5(c) above, and during his/her lifetime is exercisable only by him/her. Director shall have no rights as a stockholder of the Company with respect to shares of Common Stock subject to the Option until payment for such shares has been made in full and until the date of the issuance of stock certificates for such shares of Common Stock.

    12. Status of Stock. The Company has registered for issuance under the Securities Act of 1933, as amended (the "Act"), the shares of Common Stock acquirable upon exercise of this Option, and shall keep such registration effective throughout the period this Option is exercisable.

        Director agrees that the shares of Common Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the certificates representing the shares of Common Stock purchased under this option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

    13. Modification and Waiver. Except for the Plan, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

    14. Applicable Law and Venue. This Agreement has been executed by the Company at, and shall be deemed to be performable in, California.
        For these and other reasons, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of California.

    15. Jurisdiction. The parties agree that the courts of the State of California shall have exclusive personal jurisdiction over all parties to this Agreement.

    16. Headings. The subject headings of the sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.


    17. Counterparts. This Agreement may be executed simultaneously in one or more identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute, collectively, one instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one executed counterpart.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the dates indicated below, to be effective, however, as of the date first hereinabove written.

                                     CAMERA PLATFORMS INTERNATIONAL, INC.

Date:                                _______________________
                                     By:
                                     Name
                                     Title


                                     DIRECTOR

Date:                                _______________________
                                     By:
                                     Printed Name
                                     Address
                                     Social Security Number

                                                              Exhibit 5.1

                                 [Loeb and Loeb Letterhead]

October 31, 2001

Camera Platforms Inc.
10909 Vanowen Street
North Hollywood, California  91605


Ladies and Gentlemen:

We have acted as counsel to Camera Platforms International, Inc., a Delaware Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the proposed sale by certain shareholders of the Company (the "Selling Stockholders") of 2,400,000 shares of Common Stock (the "Common Stock") reserved for issuance under the 2001 Stock Option Plan.

In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling Stockholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We are not licensed to practice law in the State of Delaware and accordingly, with your permission, we express no opinion as to the laws of the State of Delaware. Accordingly, the opinions we express herein are limited to matters involving the federal laws of the United States.

We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.


                                                 Sincerely,



                                                 David L. Ficksman
                                                 a Partner of the Firm

                                                           Exhibit 23.2

                       [Rose, Snyder, Jacobs Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated February 21, 2001 with respect to the financial statements of Camera Platforms International and Subsidiaries as of December 31, 2000 included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




/s/ Rose, Snyder & Jacobs
Encino, California

October 16, 2001